Exhibit 10.13

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of February 14, 2012, by and among Bain Capital Everest US Holding, Inc., a Delaware corporation (the “Company”), Bain Capital Everest Manager Holding SCA, a Luxembourg incorporated company (“Parent”) and Marilyn Horner (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company, Parent and the Executive entered into an Employment Agreement dated as of January 5, 2011 (the “Agreement”); and

WHEREAS, the Company, Parent and the Executive desire to amend certain terms and conditions of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, the Company, Parent and the Executive hereby agree as follows:

1. Amendment. Section 8(f) of the Agreement is hereby amended and restated to read in full as follows:

“(f)	CODE SECTION 280G.

(i) Change in Control Prior to Publicly Traded Equity of Company. So long as the Company is described in Section 280G(b)(5)(A)(ii)(I) of the Code, in the event that any payment that is either received by the Executive or paid by the Company on the Executive’s behalf or any property, or any other benefit provided to the Executive under the Agreement or under any other plan, arrangement or agreement with the Company or any other person whose payments or benefits are treated as contingent on a change of ownership or control of the Company (or in the ownership of a substantial portion of the assets of the Company) or any person affiliated with the Company or such person (but only if such payment or other benefit is in connection with the Executive’s employment by the Company) (collectively the “Company Payments”), would be subject to the tax imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority) (the “Excise Tax”), the Company shall, with respect to such Company Payments, use its reasonable best efforts to obtain a vote satisfying the requirements of Section 280G(b)(5) of the Code, such that no portion of the Company Payments will be subject to such Excise Tax. In the event that a vote satisfying the requirements of Section 280G(b)(5) of the Code is not obtained for any reason, then the Executive will be entitled to receive a portion of the Company Payments having a value equal to $1 less than three (3) times the Executive’s “base amount” (as such term is defined in Section 280G(b)(3)(A) of the Code) (the “Safe Harbor Amount”). Any reduction of the Company Payments pursuant to the foregoing shall occur in the following order: (A) any cash severance payable by reference to the Executive’s base salary or annual bonus; (B) any other cash amount payable to the Executive; (C) any benefit valued as a “parachute payment;” and (D) acceleration of vesting of any equity award.

(ii) Change in Control Upon or Following Publicly Traded Equity of Company. In the event that Company Payments become payable to the Executive during any period in which the Company is not an entity described in Section 280G(b)(5)(A)(ii)(I) of the Code, if the Company Payments will be subject to the Excise Tax, then the Executive will be entitled to receive either (A) the full amount of the Company Payments, or (B) a portion of the Company Payments having a value equal to the Safe Harbor Amount, whichever of clauses (A) and (B), after taking into account applicable federal, state, and local income taxes and the Excise Tax, results in the receipt by the Executive on an after-tax basis, of the greatest portion of the Company Payments. Any reduction of the Company Payments pursuant to the foregoing shall occur in the same manner as provided in the last sentence of Section 8(f)(i) hereof.

(iii) Accountants. Any determination required under this Section 8(f) shall be made in writing by the independent public accountants of the Company, whose determination shall be conclusive and binding for all purposes upon the Company and the Executive. For purposes of making any calculation required by this Section 8(f), such accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code.”

2. Affirmation. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Agreement shall remain in full force and effect.

3. Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have signed this Amendment on the date first above written.

BAIN CAPITAL EVEREST US HOLDING, INC.

By:

Name:	Mark Verdi

Title:	Authorized Officer

BAIN CAPITAL EVEREST MANAGER HOLDING SCA

By:

Name:	CHRISTOPHER D. PAPPAS

Title:	CEO

EXECUTIVE

Signature Page to Amendment No. 1 to Employment Agreement